EXHIBIT 99.1

WASTE INDUSTRIES USA, INC. Reports Second Quarter 2003 Results

Raleigh, NC, Tuesday, July 29, 2003 — Waste Industries USA, Inc. (NASDAQ: WWIN), a regional, non-hazardous solid waste services company, today reported financial results for the second quarter ended June 30, 2003.

For the quarter ended June 30, 2003, the Company reported revenue of $65.8 million compared to $63.6 million for the quarter ended June 30, 2002. Operating income was $6.5 million compared to $7.0 million for the comparable period last year. Net income was $2.7 million, or $0.20 per share for both quarters ended June 30, 2003 and 2002, respectively.

For the six months ended June 30, 2003, the Company reported revenue of $128.7 million compared to $123.6 million for the six months ended June 30, 2002. Operating income was $12.4 million compared to $13.4 million for the comparable period last year. Income before a cumulative effect of a change in accounting principle for SFAS 143 was $4.9 million, or $0.36 per share and $5.0 million, or $0.38 per share for the six months ended June 30, 2003 and 2002, respectively. Net income was $3.8 million, or $0.28 per share for the six months ended June 30, 2003 (including the $0.08 per share dilutive impact for the cumulative effect of the adoption of SFAS 143) compared to $5.0 million, or $0.38 per share for the six months ended June 30, 2002. The cumulative effect of the change in accounting principle was related to the Company’s adoption, effective January 1, 2003, of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations (“SFAS 143”), and is presented as a non-cash charge in the statement of cash flows.

Commenting on the Company’s performance, Jim W. Perry, President and CEO of Waste Industries USA said, “We are pleased with our revenue growth and the strong performance of our landfills in the second quarter. On the other hand, our hauling operations continue to be adversely impacted by a sluggish economy and competitive pressures on pricing.”

The Company will host a conference call to discuss its second quarter results on Wednesday, July 30, 2003 at 2:00 PM (EST). The call number is (800) 967-7135 and the confirmation number is 401133. The conference call will also be broadcast live over the Internet at http://www.waste-ind.com under the “Investor Relations” tab.

Waste Industries USA, Inc. is a vertically integrated solid waste services company that provides collection, transfer, disposal and recycling services to commercial, industrial and residential customer locations in the states of North Carolina, South Carolina, Virginia, Tennessee, Mississippi, Alabama, Georgia and Florida.

The tables attached to this press release contain references to EBITDA and free cash flow, which are considered non-GAAP financial measures. Tables reconciling EBITDA and free cash flow to the appropriate GAAP measures for each period presented are included in the attached supplemental data. The Company defines EBITDA as income before income taxes plus interest expense (net of interest income), depreciation and amortization and cumulative effect of change in accounting principle. The Company defines free cash flow as cash flows from operating activities plus capital expenditures. EBITDA and free cash flow do not represent, and should not be considered as, an alternative to net income or cash flows from operating, investing and financing activities, each as determined in accordance with GAAP. Our definitions of EBITDA and free cash flow might not be comparable to similarly titled measures reported by other companies. The Company has included information concerning EBITDA and free cash flow because it believes that EBITDA and free cash flow provide additional information for determining its ability to meet debt service requirements and that they are two indicators upon which the Company, its lenders and certain investors assess its financial performance and its capacity to service debt. The Company therefore interprets the trends that EBITDA and free cash flow depict as measures of its liquidity.

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the statement will include words such as the Company “believes,” “anticipates,” “expects” or words of similar import. Similarly, statements that describe the Company’s future plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to risks and uncertainties, such as economic trends, risks in the development and operation of landfills, managing growth and weather conditions, that could cause actual results to differ materially from those currently anticipated. Consider these factors carefully in evaluating the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements.

WASTE INDUSTRIES USA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2002	2003	2002	2003
Revenues:
Service	$63,347	$65,499	$122,962	$127,985
Equipment	293	286	655	733

Total revenues	63,640	65,785	123,617	128,718
Operating costs and expenses:
Operations	41,029	42,210	79,105	82,422
Equipment sales	88	358	313	640
Selling, general and administrative	8,604	9,000	17,096	18,068
Depreciation and amortization	6,953	7,707	13,693	15,208

Total operating costs and expenses	56,674	59,275	110,207	116,338

Operating income	6,966	6,510	13,410	12,380

Interest expense (net)	2,818	2,228	5,560	4,686
Other expense (income)	(97)	(21)	(52)	(36)

Total other expense	2,721	2,207	5,508	4,650

Income before income taxes and cumulative effect of a change in accounting principle	4,245	4,303	7,902	7,730
Income tax expense	1,549	1,582	2,884	2,822

Income before cumulative effect of a change in accounting principle	2,696	2,721	5,018	4,908
Cumulative effect of a change in accounting principle, net of tax expense of $614	—	—	—	(1,067)

Net Income	$2,696	$2,721	$5,018	$3,841

Earnings per share:
Basic:
Before cumulative effect of a change in accounting principle	$0.20	$0.20	$0.38	$0.37
Cumulative effect of a change in accounting principle, net of tax	—	—	—	(0.08)

Net Income	$0.20	$0.20	$0.38	$0.29

Diluted:
Before cumulative effect of a change in accounting principle	$0.20	$0.20	$0.38	$0.36
Cumulative effect of a change in accounting principle, net of tax	—	—	—	(0.08)

Net Income	$0.20	$0.20	$0.38	$0.28

Basic	13,335	13,440	13,335	13,423
Diluted	13,354	13,465	13,350	13,447

EBITDA	$14,016	$14,238	$27,155	$27,624

WASTE INDUSTRIES USA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Share Data)

(Unaudited)

	December 31, 2002	June 30, 2003
ASSETS
Current assets:
Cash and cash equivalents	$1,734	$—
Accounts receivable—trade, less allowance for uncollectible accounts (2002—$2,237; 2003—$2,449)	28,200	29,825
Accounts receivable—other	1,395	584
Income taxes receivable	919	—
Inventories	1,552	1,427
Prepaid expenses and other current assets	3,860	5,642
Deferred income taxes	759	753

Total current assets	38,419	38,231

Property and equipment, net	188,897	188,721
Intangible assets, net	68,338	72,736
Other noncurrent assets	2,854	3,389

Total assets	$298,508	$303,077

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$11,710	$14,014
Current maturities of capital lease obligations	599	356
Accounts payable—trade	10,501	10,530
Income taxes payable	—	700
Accrued expenses and other liabilities	9,822	11,607
Deferred revenue	1,997	2,710

Total current liabilities	34,629	39,917

Long-term debt, net of current maturities	140,875	135,764
Deferred income taxes	18,941	19,355
Closure/postclosure liabilities	4,874	4,546
Interest rate swap	2,219	1,988
Shareholders’ equity:
Common stock, no par value, shares authorized—80,000,000 shares issued and outstanding: 2002—13,338,005; 2003—13,440,501	38,116	38,665
Paid-in capital	7,245	7,245
Retained earnings	54,623	58,464
Accumulated other comprehensive loss	(1,366)	(1,219)
Shareholders’ loans and other receivables	(1,648)	(1,648)

Total shareholders’ equity	96,970	101,507

Total liabilities and shareholders’ equity	$298,508	$303,077

WASTE INDUSTRIES USA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Six Months Ended June 30,
	2002	2003
Operating Activities:
Net income	$5,018	$3,841
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,693	15,208
(Gain)/Loss on sale of property and equipment	(118)	177
Cumulative effect of accounting change	—	1,067
Provision for deferred income taxes	22	336
Changes in assets and liabilities, net of effects from acquisition and disposition of related businesses	(1,076)	(794)

Net cash provided by operating activities	17,539	19,835

Investing Activities:
Acquisitions of related business, net of cash acquired	(3,349)	(4,988)
Proceeds from sale of property and equipment	421	1,435
Purchases of property and equipment	(10,495)	(14,984)

Net cash used in investing activities	(13,423)	(18,537)

Financing Activities:
Proceeds from issuance of long term debt	17	9,141
Principal payments of long-term debt	(4,712)	(11,947)
Principal payments of capital lease obligations	(378)	(243)
Decrease (Increase) shareholder loans and receivables, net	(305)	—
Net proceeds from common stock issuance	11	12
Net proceeds from exercised options	—	5

Net cash provided by financing activities	(5,367)	(3,032)

Increase (decrease) in cash and cash equivalents	(1,251)	(1,734)
Cash and cash equivalents, beginning of period	1,887	1,734

Cash and cash equivalents, end of period	$636	$—

Supplemental disclosures of cash flow information:
Cash paid for interest	$4,282	$5,025

Cash paid for taxes	$2,925	$297

EARNINGS RELEASE—SUPPLEMENTAL DATA

TOTAL REVENUE MARGINS	2Q 02	2 Q 03
Total Cost of operations	64.6%	64.7%
S G & A	13.5%	13.7%
Depreciation and amortization	10.9%	11.7%
Interest expense (net)	4.4%	3.4%
Income before income taxes and cumulative effect of a change in accounting principle	6.7%	6.5%
Income tax expense	2.4%	2.4%
Net income	4.2%	4.1%
EBITDA	22.0%	21.6%

EBITDA CALCULATION	2Q 02 YTD	2Q 03 YTD
Net income	$5,018	$3,841
Add back:
Income tax expense	2,884	2,822
Interest expense (net)	5,560	4,686
Depreciation and amortization	13,693	15,208
Cumulative effect of a change in accounting principle	—	1,067

	$27,155	$27,624

RECONCILIATION OF EBITDA
EBITDA	$27,155	$27,624
Income tax expense	(2,884)	(2,822)
Interest expense (net)	(5,560)	(4,686)
Adjustments to reconcile net income to net cash provided by operating activities (other than depreciation and amortization)
(Gain) loss on sale of PP&E	(118)	177
Provision for deferred income taxes	22	336
Changes in operating assets and liabilities	(1,076)	(794)

Net cash provided by operating activities	$17,539	$19,835

FREE CASH FLOW AND RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING AND INVESTING ACTIVITIES
Net cash provided by operating activities	$17,539	$19,835
Capital Expenditures	(10,495)	(14,984)
Proceeds from sale of PP&E	421	1,435

Free cash flow	7,465	6,286
Acquisitions of business	(3,349)	(4,988)

Net cash provided by operating and investing activities	$4,116	$1,298

CAPITAL EXPENDITURES DETAIL	2Q 02 YTD	2Q 03 YTD
Collection & Transportation	$9,193	$8,846
Landfill & Facility Development	1,302	6,138

Total Capital Expenditures	$10,495	$14,984

	AS OF
	12/31/02	6/30/03
TOTAL DEBT & CAPITAL LEASES	$153,184	$150,134

TOTAL EQUITY	$96,970	$101,507

DEBT TO TOTAL CAPITAL	61.2%	59.7%

TOTAL LIABILITIES TO EQUITY	2.08	1.99

WORKING CAPITAL	$3,790	$(1,686)

DAYS SALES OUTSTANDING	37.3	36.9

CASH	$1,734	$—

SERVICE REVENUE GROWTH		2 Q 03
Price		1.5%
Volume		–0.6%

Total Internal Growth		0.9%

Commodities		0.2%
Acquisitions		2.3%

Total Service Revenue Growth		3.4%

SERVICE REVENUE MIX		2 Q 03
Collection		78.9%
Disposal and Transfer		15.1%
Recycling and Other		6.0%

		100.0%